Exhibit 99.1

Citigroup Inc.

EUR 1,000,000,000 Floating Rate Notes due May 2021

under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

1.	Specified Currency:	Euro (“EUR”)

2.	Aggregate Nominal Amount:	EUR 1,000,000,000

3.	Issue Price:	100.000 per cent. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000

	(ii) Calculation Amount:	EUR 1,000

5.	Issue Date:	24 May 2016

6.	Maturity Date:	The Interest Payment Date falling on or nearest to 24 May 2021

7.	Interest Basis:	Three-month EURIBOR + 0.83 per cent. per annum Floating Rate (further particulars specified below)

8.	Redemption/Payment Basis:	Redemption at par

9.	Put/Call Options:	Not Applicable

10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

11.	Floating Rate Note Provisions:	Applicable

	(i) Interest Periods:	Three month

	(iii) Specified Interest Payment Dates:	Interest will be payable quarterly in arrear on 24 February, 24 May, 24 August and 24 November in each year subject, in each case, to adjustment in accordance with the Business Day Convention specified below

	(iv) First Interest Payment Date:	24 August 2016

	(v) Business Day Convention:	Modified Following Business Day Convention

	(vi) Business Centre(s):	London

	(vii) Manner in which the Rate(s) of Interest is/are to be determined:	Screen Rate Determination

(ix) Screen Rate Determination:

	Reference Rate:	Three-month EURIBOR

	Interest Determination Date(s):	The second Business Day prior to the first day of each Interest Period

	Relevant Screen Page:	The display page designated EURIBOR01 on Reuters

	Relevant Time:	11.00 a.m. Brussels time

	Relevant Financial Centre:		Eurozone

	(xi)	Margin(s):	+ 0.83 per cent. per annum

	(xii)	Minimum Rate of Interest:	0.000 per cent. per annum

	(xiii)	Maximum Rate of Interest:	Not Applicable

	(xiv)	Day Count Fraction:	Actual/360

12.	Final Redemption Amount:		EUR 1,000 per Calculation Amount

13.	Early Redemption Amount:

	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):		EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

14.	Form of Notes:		Notes

Global Note exchangeable for Individual Note Certificates in the limited circumstances specified in the Global Note

and

Global Note registered in the name of a nominee for a common safekeeper for Euroclear and Clearstream, Luxembourg (that is, held under the New Safekeeping Structure (NSS)).

15.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:		London

LISTING AND ADMISSION TO TRADING

Listing:	Luxembourg

OPERATIONAL INFORMATION

ISIN Code:	XS1417876759

Common Code:	141787675